UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 21, 2010
________________________________
Flagstone Reinsurance Holdings, S.A.

(Exact name of registrant as specified in its charter)

Luxembourg	001-33364	98-0481623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

37, Val St. André

L-1128 Luxembourg

Grand Duchy of Luxembourg

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  +352 273 515 30

(Former name or former address, if changed since last report)

________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 28, 2010, Flagstone Réassurance Suisse SA (“Flagstone Suisse”) and Flagstone Capital Management Luxembourg SICAF – FIS (“FCML”), each wholly owned subsidiaries of Flagstone Reinsurance Holdings, SA (the “Company”), entered into an uncommitted, secured $450 million standby letter of credit facility (the “Facility”) with Citibank Europe Plc (“Citibank”).

On December 21, 2010, Citibank, Flagstone Suisse and FCML agreed to amend the Facility to increase the amount available under the Facility by $100 million.  Following such amendment, the amount available under the Facility is $550 million, comprising a $275 million facility for letters of credit with a maximum tenor of 15 months and a $275 million facility for letters of credit issued in respect of Funds at Lloyd’s with a maximum tenor of 60 months, and if requested subject to automatic extension for successive periods, but in no event longer than one year.  The Facility will continue to be used to support the reinsurance obligations of the Company and its subsidiaries.

The foregoing description of the Facility, as amended, does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment Letter and Revised Summary of Terms, as well as the Insurance Letters of Credit Master Agreement, the Pledge Agreement and the Account Control Agreement.  A copy of the Amendment Letter and Revised Summary of Terms is filed as Exhibit 99.1 to this Current Report on Form 8-K, and copies of the Insurance Letters of Credit Master Agreement, the Pledge Agreement and the Account Control Agreement were filed as Exhibits 99.1, 99.2 and 99.3, respectively, to the Current Report on Form 8-K filed by the Company on May 4, 2010 (file number 001-33364).

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

Exhibit No.	Description______________________________________________
99.1	Amendment Letter and Revised Summary of Terms, dated December 21, 2010, issued by Citibank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLAGSTONE REINSURANCE HOLDINGS, S.A.

	By:	/s/ William F. Fawcett
Name: William F. Fawcett
Title: General Counsel
Date: December 23, 2010

Exhibit Index:

Exhibit No.	Description______________________________________________
99.1	Amendment Letter and Revised Summary of Terms, dated December 21, 2010, issued by Citibank.